UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
211 Commerce Street, Suite 300, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) 2007 Annual Cash Incentive Plan

On January 19, 2007, the Human Resources and Compensation Committee (the "Committee") approved the Pinnacle Financial Partners, Inc. 2007 Annual Cash Incentive Plan (the “Plan”). Pursuant to the Plan, all employees of the Pinnacle Financial Partners, Inc. (the "Company") compensated via a predetermined salary or hourly wage, including the Company’s executive officers, are eligible to receive cash bonuses based upon the Company’s attainment of certain financial goals including a limitation on the maximum level of criticized and classified assets and the achievement of a certain level of earnings at and for the year ending December 31, 2007. Each employee who is eligible for an award is given a target of 10% to 100% of their base pay at the beginning of the year.  The employee will be eligible to receive the award if the Company meets its financial goals set out in the Plan and the employee meets expectations with respect to his or her individual performance. The amounts ultimately payable to a participating employee may be as low as 20% of their target award should the Company not meet its financial goals, except for the Company's executive officers identified below whereby the amounts ultimately payable may be as low as 0% of their targeted award. Conversely, a participating employee may receive up to 200% of his or her targeted award if the Company’s earnings exceed certain increased earnings targets. In addition, the Company’s Chief Executive Officer may, at his discretion, award up to an additional 10% of a participant’s base salary based on extraordinary individual performance or, in certain circumstances, reduce a participant’s award by up to 20% of the award. Discretionary awards to the Company’s executive officers as noted below, and discretionary awards outside of the Chief Executive Officer’s discretionary authority, must be preapproved by the Committee. Employees who join the Company during the term of the Plan will be assigned a pro rata target award based on the number of days that the employee was employed during the calendar year.

For 2007, the base targeted award percentage for the Company’s chief executive officer and the four other executive officers are as follows:

Employee	Title	Targeted Award as a Percentage of Salary

M. Terry Turner	Chief Executive Officer	100%
Robert A. McCabe, Jr.	Chairman	100%
Hugh M. Queener	Chief Administrative Officer	85%
Harold R. Carpenter	Chief Financial Officer	70%
Charles B. McMahan	Senior Credit Officer	70%

A copy of the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Pinnacle Financial Partners, Inc. 2007 Annual Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and
Chief Financial Officer

Date: January 25, 2007

EXHIBIT INDEX

Exhibit Number    Description

10.1	Pinnacle Financial Partners, Inc. 2007 Annual Cash Incentive Plan.